UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XNCR	NASDAQ

111 West Lemon Avenue

Monrovia, California 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 305-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XNCR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Medical Officer

(b) On June 21, 2019, Paul Foster, M.D., Senior Vice President and Chief Medical Officer, notified Xencor, Inc. (the “Company”) of his intention to retire from the Company effective October 31, 2019 (the “Separation Date”). In connection with his retirement, the Company and Dr. Foster have entered into a Transition and Separation Agreement and Release (the “Separation Agreement”) pursuant to which his employment will terminate on the Separation Date, or such earlier date as mutually agreed upon by both the Company and Dr. Foster. Pursuant to the Separation Agreement, Dr. Foster will receive as severance benefits, (a) a lump sum cash payment equal to the sum of (i) his current base salary for 12 months plus (ii) his maximum annual target bonus for 2019, (b) reimbursement of COBRA premiums through the earliest of 12 months following the end of his coverage through the Company, the date he becomes eligible for group health insurance coverage by another employer, or the date upon which he becomes ineligible for continued coverage under COBRA, and (c) continued vesting with respect to such number of outstanding stock options and other equity awards covering the Company’s common stock that are subject to time-based vesting requirements as if Dr. Foster remained in continuous service with the Company following the Separation Date, and an extension of the post-termination exercise period for each such award until the original expiration date of each such award, provided he continues to be available at reasonable times and under reasonable conditions to consult through the end of the original vesting schedule of each award. The Separation Agreement contains a standard release of claims on the part of Dr. Foster.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2019	XENCOR, INC.

	By:	/s/ Bassil I. Dahiyat, Ph.D.
Bassil I. Dahiyat, Ph.D.
President and Chief Executive Officer